UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2017

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Israel	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 LBJ Freeway, Suite 210, Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 29, 2017, ModSys International Ltd. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”) at 6600 LBJ Freeway, Suite 210, Dallas, TX, 75240. At the Annual Meeting, the Company’s shareholders voted on eleven proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 10, 2017. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1 –Election of Directors. Each of Scott Miller, Regina O’Connor and Syver Norderhaug were elected to serve for until the 2018 annual meeting of shareholders.

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Scott Miller	12,102,999	7,809	5,316,399	-
Regina O’Connor	17,426,311	664	172	-
Syver Norderhaug	17,426,311	664	172	-

Proposal 2 –Approval of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,375,581	664	50,902	-

Proposal 3 – Approval of Brandon Edenfield’s employment agreement and compensation as the Chief Executive Officer of the Company.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,426,286	664	197	-

Proposal 4 – Approval of an amended compensation policy for the Company’s directors and officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,375,631	811	50,705	-

 Proposal 5 – Approval of the amended compensation terms to the members of the Company’s Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,109,024	1,956	5,316,167	-

Proposal 6 – Approval the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of 757,575 ordinary shares of the Company on April 1, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,426,380	767	-	-

Proposal 7 – Approval of the terms of a share purchase agreement between the Company and Columbia Pacific Opportunity Fund, LP and the issuance thereunder of an aggregate amount of 757,575 ordinary shares (and in some cases, up to 1,000,000 ordinary shares) of the Company on July 1, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,426,380	767	-	-

Proposal 8 – Approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2016 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc., respectively, a wholly owned subsidiary and a majority owned subsidiary of the Company, and Comerica Bank.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,426,380	767	-	-

Proposal 9 – Approval of the issuance of warrants to purchase an aggregate of 588,235 ordinary shares of the Company to be issued to Columbia Pacific Opportunity Fund, LP and Prescott Group Aggressive Small Cap Master Fund (or their respective affiliates) in exchange for extending a guaranty during 2017 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc. and Comerica Bank.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,426,380	767	-	-

Proposal 10 – Approval of the issuance of a warrant to purchase an aggregate of 378,788 ordinary shares of the Company to be issued to Prescott Group Aggressive Small Cap Master Fund (or its affiliates) in exchange for increasing the amount of a guaranty by $1,000,000 with respect to a credit agreement between Modern Systems Corporation and MS Modernization Services, Inc. and Comerica Bank.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,426,405	742	-	-

Proposal 11 – The re-appointment of BDO Ziv Haft as our independent auditor for the period beginning on the date of the annual meeting and ending on the date of our next annual general meeting of shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,427,055	92	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD.
(Registrant)

Date March 31, 2017	By	/s/ Richard Chance
Richard Chance
Chief Financial Officer

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